Exhibit 5.1

16 July 2020

HEADHUNTER GROUP PLC

42 Dositheou, Strovolos,

2028 Nicosia

Cyprus

Ladies and Gentlemen,

We are acting as Cyprus counsel to HEADHUNTER GROUP PLC (the “Company”) in connection with an offering on the Nasdaq Global Select Market of American Depositary Shares (the “ADSs”), each representing one (1) ordinary share, nominal value of €0.002 per share, of the Company (the “Shares”).

This legal opinion on certain matters of Cyprus law (the “Opinion”) is furnished to you in order to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Company’s Registration Statement on Form F-3 under the Securities Act of 1933 (the “Act”) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 30 June 2020 (as amended, the “Registration Statement”), the prospectus contained therein, and the prospectus supplement dated 15 July 2020 forming part of such prospectus filed with the Commission filed pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”).

In addition to reviewing the Registration Statement and the Prospectus Supplement, we have also reviewed a certificate of incumbency issued by the secretary of the Company dated 16 July 2020 together with the documents referred to therein, resolutions of the Board of Directors of the Company, a certified copy of the register of members of the Company as at the date 19 June 2020 (the “Register of Members”) and such documents as we have deemed necessary for the purposes of rendering this Opinion (together with the Registration Statement, the “Inspected Documents”).

1.              Assumptions

In giving this Opinion we have assumed:

(a)         that no provision of the laws of any jurisdiction other than Cyprus affects the conclusions in this Opinion; for example, we have assumed that, in so far as any obligation is to be performed in any jurisdiction outside Cyprus its performance will not be illegal or ineffective by virtue of any law of, or contrary to public policy in, that jurisdiction;

(b)         the accuracy and completeness of all factual representations made in the Inspected Documents;

(c)          that those of the Inspected Documents submitted to us as copies conform to the original documents and such original documents are authentic and complete; and

(d)         that the Register of Members is accurate and up to date.

2.              Opinion:

Subject to the qualifications and considerations set out below and having regard to such other legal considerations as we deem relevant and subject to matters not disclosed to us and to matters of fact which would affect the conclusions set out below, our opinion on Cyprus law is set out below:

1.              All the outstanding share capital of the Company (including the Shares represented by the ADSs) has been duly and validly authorized and issued and is fully paid and non-assessable.

2.              The Company is duly organized, validly registered and existing in good standing under the laws of Cyprus.

3.              The Shares underlying the ADSs, conform to the description thereof in the Registration Statement and the Prospectus Supplement.

3.              Qualifications:

This Opinion is subject to the following qualifications and considerations:

(a)            This Opinion is confined solely to the laws of Cyprus in force at the date of this Opinion and we have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction.

(b)            Save as provided herein, we have not made any enquiries or investigations concerning the solvency of any of the parties.

(c)             This Opinion is subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation and other laws of general application relating to or affecting the rights of creditors.

(d)            We have assumed that all factual representations in the Registration Statement are accurate and complete. We express no view or opinion on any statements of fact made in the Registration Statement and the Prospectus Supplement.

We hereby consent to the filing of this Opinion in connection with filing the Prospectus Supplement and to the use of our name under the caption “Legal Matters” and to the discussion of the Opinion in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Antis Triantafyllides & Sons LLC